UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 25, 2016

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DD’s Deluxe Rod Holder, Inc.

(Name of Small Business issuer in its charter)

Nevada	000-52711	61-1748028
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Unit 171-2A-15 Worobetz Place

Saskatoon, SK S7L6R4

(Address of principal executive offices)

306-716-5372

(Registrant’s telephone number)

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ITEM 8.01 Other Events

On April 25, 2016, DD’s Deluxe Rod Holder, Inc. (“Deluxe” or the “Company”) closed the offering of its shares of common stock registered via Form S-1 declared effective October 19, 2015 (the “Offering”).  The Company sold a total of three million (3,000,000) shares at $.01 per share and raised a total of thirty thousand dollars ($30,000) pursuant to the Offering.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DD’s Deluxe Rod Holder, Inc.

/s/ Desmond Deschambeault

Desmond Deschambeault

President

April 25, 2016